UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 20, 2010

YTB International, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-18412	20-2181181
(Commission File Number)	(IRS Employer Identification No.)

1901 East Edwardsville Road Wood River, Illinois	62095
(Address of Principal Executive Offices)	(Zip Code)

(618) 655-9477

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 20, 2010 (the “Closing Date”), YTB International, Inc. (the “Company”) executed a commercial promissory note (the “Note”) with Normandy Corporation (“Normandy”) in the amount of $650,000 with a maturity date of September 15, 2010.  The Note bears interest at a rate of 14.5 percent per annum (the “Contract Rate”), payable in monthly installments of interest only beginning on February 16, 2010.  The Company has also agreed to pay a loan fee for the Note to Normandy in the amount of $45,500, of which $3,250 was paid by the Company upon acceptance of the Note commitment letter, $9,750 was paid at closing and the remaining $32,500 shall be paid at maturity along with the remaining unpaid principal amount on the Note and all accrued and unpaid interest thereon.  From the Closing Date through the 90th day thereafter, no prepayment of principal is allowed.

In connection with the execution of the Note and as evidenced by the Assignment of Promissory Note dated January 20, 2010, the Company granted a security interest to Normandy in the promissory note made by Prestige Management Services, LLC (“Prestige”) dated December 16, 2008, and payable to the Company in the amount of $1.2 million (the “Prestige Note”).  As additional security for the Note as evidenced by the Assignment of Mortgage dated January 20, 2010, the Company assigned to Normandy the real estate mortgage dated December 16, 2008 made by Prestige to secure repayment of the Prestige Note to the Company.  In the event that the Company has not received payment in full of all principal and interest due under the terms and conditions of the Prestige Note by June 16, 2010, the Company is to deliver to Normandy a fully executed modification of the Prestige Note no later than July 16, 2010, the terms of which must be approved by Normandy prior to the modification.

In the event of default, as defined in the Note, Normandy has the right to declare the entire unpaid balance of principal and interest on the Note due and payable.  In addition, the Contract Rate shall be changed to 18 percent per annum effective on the date notice of default is given to the Company and shall remain in effect until the default is completely cured to the satisfaction of Normandy, its successors and assigns and all subsequent holders of this Note.  Default is defined in the Note as (i) a default in the payment of principal or interest due on the Note; (ii) the Company’s insolvency or the assignment for the benefit of creditors; (iii) the Company’s loss of possession of any of the Company’s business or property to creditors of any governmental agency or receiver; (iv) the commencement of bankruptcy or insolvency proceedings for the relief of debtors against, by or in respect of the Company; (v) the issuance of any execution against the Company; (vi) the nonpayment, in whole or in part, of any judgment against the Company not fully bonded for at least five days after the entry thereof;  (vii) in the event of a Prestige default, the Company’s failure to deliver to Normandy a modification of the Prestige Note on or before July 16, 2010, the terms of which must be satisfactory to Normandy; or (iv) any other default under the terms of the Note.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed under Item 1.01 above is incorporated under this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

No.	Description

10.1
Commercial Promissory Note by and between YTB International, Inc. and Normandy Corporation dated January 20, 2010 to be filed with the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YTB INTERNATIONAL, INC.

Date: January 26, 2010	By:	/s/ Robert M. Van Patten
Name: Robert M. Van Patten
Title: Chief Executive Officer